                                                                      EXHIBIT 21

                                                       JURISDICTION OF
       NAME                                             INCORPORATION
       ----                                             -------------

Analogic Limited                                       Massachusetts

Analogic Foreign Sales Corporation                     U. S. Virgin Islands

Analogic Securities Corporation                        Massachusetts

Anadventure II Corporation                             Massachusetts

Anadventure 3 Corporation                              Massachusetts

Anadventure Delaware Corporation                       Delaware

Anatel Communications Corporation                      Massachusetts

ANRAD Corporation                                      Province of Nova Scotia

B-K Medical Systems A/S                                Denmark

Camtronics Foreign Sales Corporation                   U. S. Virgin Islands

Camtronics, Ltd.                                       Wisconsin

International Security Systems Corporation             Massachusetts

SKY COMPUTERS, Incorporated                            Massachusetts

SKY Limited                                            England